UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	December 5, 2012

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On December 5, 2012, Journal Communications, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement among the Company, certain of its subsidiaries from time to time party thereto and the financial institutions from time to time party thereto (the “Credit Agreement”).

The Credit Agreement provides for a term loan and revolving credit facility with aggregate commitments of $350 million, including a term loan commitment of $150 million and a revolving loan commitment of $200 million (the “Revolving Loan Facility”), both of which mature on December 5, 2017.  As of December 5, 2012, the outstanding principal amount of revolving loans drawn under the Credit Agreement was $78.715 million, and the outstanding principal amount of term loans drawn under the Credit Agreement was $150 million.  The proceeds of the facility are to be used by the Company for the acquisition of NewsChannel 5 Network, LLC and general corporate purposes.  Amounts under the Revolving Loan Facility may be borrowed, repaid and reborrowed by the Company from time to time until the maturity date of the Revolving Loan Facility.  Voluntary prepayments and commitment reductions are permitted at any time without fee upon proper notice and subject to a minimum dollar requirement.  Voluntary prepayments of the term loan represent a permanent reduction in credit available.  At the Company’s option, the commitments under the Credit Agreement may be increased from time to time to an aggregate amount not to exceed $450 million.  The increase option is subject to the satisfaction of certain conditions, including, without limitation, the identification of lenders (which may include existing lenders or new lenders) willing to provide the additional commitments.  Borrowings under the Credit Agreement incur interest at either (a) LIBOR plus a margin that ranges from 150.0 basis points to 250.0 basis points, depending on the Company’s net debt ratio, or (b) (i) the base rate, which equals the highest of the prime rate set by U.S. Bank National Association, the Federal Funds Rate plus 50.0 basis points or one-month LIBOR plus 100.0 basis points, plus (ii) a margin that ranges from 50.0 basis points to 150.0 basis points, depending on the Company’s net debt ratio.  The initial pricing spread above LIBOR will be 225.0 basis points.

The Company’s obligations under the Credit Agreement are currently guaranteed by certain of its domestic subsidiaries.  Subject to certain exceptions, the Credit Agreement is secured by liens on certain of the assets of the Company and its subsidiaries and contains affirmative, negative and financial covenants which are customary for financings of this type, including, among other things, limits on the creation of liens, limits on the incurrence of indebtedness, restrictions on dispositions and restrictions on the payment of dividends.  The Credit Agreement includes the following two financial covenants:

●          A consolidated funded debt ratio of not greater than 3.75-to-1, as of the end of each fiscal quarter, as determined for the four fiscal quarters then ended.  This ratio compares, as of the date of determination, the Company’s consolidated funded debt on such date to consolidated EBITDA, defined in the Credit Agreement as earnings before interest, taxes, depreciation, amortization, restructuring charges, gains/losses on asset disposals, non-cash charges and certain other adjustments, for the period of four consecutive fiscal quarters ending on such date.  The consolidated funded debt ratio may be increased to 4.25-to-1 for a temporary period at the option of the Company provided certain conditions are met to consummate certain permitted acquisitions.

●          A minimum interest coverage ratio of not less than 3-to-1, as of the end of each fiscal quarter, as determined for the four fiscal quarters then ended.  This ratio compares, for any period, the Company’s consolidated EBITDA, defined in the Credit Agreement as earnings before interest, taxes, depreciation, amortization, restructuring charges, gains/losses on asset disposals, non-cash charges and certain other adjustments, for the four fiscal quarters then ended to the Company’s consolidated interest expense for such four fiscal quarters then ended.

The Credit Agreement includes customary events of default for facilities of this type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default, the interest rate on all outstanding obligations may be increased and payments of all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated and/or the lenders’ may have the right to foreclose upon their security interests.  In addition, upon the occurrence of certain insolvency- or bankruptcy-related events of default, all amounts payable under the Credit Agreement shall automatically become immediately due and payable, and the lenders’ commitments will automatically terminate.

Some of the lenders under the Credit Agreement have relationships with the Company and its affiliates involving the provision of a variety of financial services, including cash management, custody and employee benefit administration services.

The description of the Credit Agreement set forth above is qualified in its entirety by reference to the Credit Agreement filed herewith as Exhibit 4 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 6, 2012, the Journal Broadcast Group, Inc. subsidiary of the Company completed the acquisition of NewsChannel 5 Network, LLC (“WTVF NewsChannel 5”) from a subsidiary of Landmark Media Enterprises, LLC pursuant to the terms and conditions of a Purchase Agreement (the “Purchase Agreement”), dated as of August 31, 2012, with Landmark Television, LLC, and joined for certain limited purposes by Journal Broadcast Corporation, the Company and Landmark Media Enterprises, LLC.  WTVF NewsChannel 5 owns and operates, among other things, WTVF-TV, Nashville, Tennessee, a CBS affiliated television station.  The purchase price was $215 million plus a preliminary working capital adjustment of $5 million.

The Company financed the acquisition by using borrowings under the Credit Agreement described in Item 1.01 above.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a)
Financial Statements of Businesses Acquired.  It is impracticable for the Company to provide the required financial statements of WTVF NewsChannel 5 at the time this Current Report on Form 8-K is filed.  The required financial statements will be filed as soon as practicable but in no event later than February 21, 2013.

(b)
Pro Forma Financial Information.  It is impracticable for the Company to provide the required pro forma financial information at the time this Current Report on Form 8-K is filed.  The required pro forma financial information will be filed as soon as practicable but in no event later than February 21, 2013.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(4)
Second Amended and Restated Credit Agreement, dated as of December 5, 2012, among Journal Communications, Inc., certain subsidiaries thereof, the several lenders party thereto, U.S. Bank National Association, as administrative agent, and Sun Trust Bank and Bank of America, N.A., as co-syndication agents.

(99.1)	Press Release of Journal Communications, Inc. dated December 6, 2012 announcing the Company’s Amended and Restated Credit Facility.

(99.2)	Press Release of Journal Communications, Inc. dated December 6, 2012 announcing the Company’s completion of the NewsChannel 5 Network, LLC acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.

Date: December 7, 2012	By:	/s/ Andre J. Fernandez
Andre J. Fernandez
President and Chief Financial Officer

JOURNAL COMMUNICATIONS, INC.

EXHIBIT INDEX TO FORM 8-K
Report Dated December 5, 2012

Exhibit No.

(4)
Second Amended and Restated Credit Agreement, dated as of December 5, 2012, among Journal Communications, Inc., certain subsidiaries thereof, the several lenders party thereto, U.S. Bank National Association, as administrative agent, and Sun Trust Bank and Bank of America, N.A., as co-syndication agents.

(99.1)	Press Release of Journal Communications, Inc. dated December 6, 2012 announcing the Company’s Amended and Restated Credit Facility.
(99.2)	Press Release of Journal Communications, Inc. dated December 6, 2012 announcing the Company’s completion of the NewsChannel 5 Network, LLC acquisition.